                                                                     EXHIBIT 4.3


                 1991 LONG-TERM INCENTIVE PERFORMANCE PLAN OF

                         EMPLOYEE BENEFIT PLANS, INC.



1.    PURPOSE

      The purpose of the 1991 Long-Term Incentive Performance Plan ("Plan") of Employee Benefit Plans, Inc. ("Company") is to amend and restate the Employee Benefit Plans, Inc. 1991 Stock Option Plan and to provide a means through which the Company and its Subsidiaries may attract able persons to enter and remain in the employ of the Company and to provide a means whereby those employees and other persons whose present and potential contributions to the welfare of the Company are of importance, can acquire and maintain equity ownership, thereby strengthening their commitment to the welfare of the Company and promoting an identity of interest between stockholders and these individuals.

      A further purpose of the Plan is to provide such key employees with additional incentive and reward opportunities designed to enhance the profitable growth of the Company. So that the appropriate incentive can be provided, the Plan provides for granting Incentive Stock options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Phantom Stock Unit Awards, Cash Incentive Awards and Performance Share Units, or any combination of the foregoing.

2.    DEFINITIONS

      The following definitions shall be applicable throughout the Plan.

      "Appreciation Date" means the date designated by a Holder of Stock Appreciation Rights for measurement of the appreciation in the value of rights awarded to him, which date shall be the date notice of such designation is received by the Committee, or its designee.

      "Award" means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock Award, Phantom Stock Unit Award, Cash Incentive Award or Performance Share Unit Award.

      "Award Period" means a period of time within which performance is measured for the purpose of determining whether an Award of Performance Share Units has been earned.

      "Board" means the Board of Directors of the Company.

      "Change in-Control" shall, unless the Board otherwise directs by resolution adopted prior thereto, be deemed to occur if (i) any "person" (as that term is used in Sections 13 and 14(d)(2) of the Securities Exchange Act of 1934 as amended ("Exchange Act")) is or becomes the beneficial owner (as that term is used in Section 13(d) of the Exchange Act), directly or indirectly, of 50% or more of the voting stock ("Voting Stock") or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election by the Company's shareholders of each new director was approved by a vote of at least three-quarters of the directors then still in office who were directors at the beginning of the period. Any merger, consolidation or corporate reorganization in which the owners of the Company's capital stock entitled to vote in the election of directors prior to said combination, own 50% or more of the resulting entity's Voting Stock shall not, by itself, be considered a change in control for the purposes of this Plan.

      "Code" means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

      "Committee" means the Compensation Committee of the Board of Directors or such other committee as the Board may appoint to administer the Plan.

      "Common Stock" means the common stock par value $.01 per share, of the Company.

      "Company" means Employee Benefit Plans, Inc.

      "Date of Grant" means the date on which the granting of an Award is authorized or such other date as may be specified in such authorization.

      "Disability" means the complete and permanent inability by reason of illness or accident to perform the duties of the occupation at which a Participant was employed when such disability commenced or, if the Participant was retired when such disability commenced, the inability to engage in any substantial gainful activity, as determined by the Committee based upon medical evidence acceptable to it.

      "Disinterested Person" means a person who is a "disinterested person" within the meaning of Rule 16b-3 of the Exchange Act, or any successor rule or regulation.

      "Eligible Person" means any officer, director, employee or other person or entity designated by the Company or a Subsidiary who satisfies all of the requirements of Section 6.

      "Fair Market Value" on a given date means (a) the average between the high and low reported sale prices for the Stock on that date (or, if there were no such sales on that date, on the next most recent date on which there were such sales) as reported on the Composite

Tape if the Stock is listed on the New York Stock Exchange ("NYSE") or on the National Association of Securities Dealers National Market System ("NMS") or
(b) if the Stock is not then listed on the NYSE or the NMS, the average between the closing bid and asked price quotations for the Stock on that date (or if none on that date, on the next most recent date) as reported by the National Association of Securities Dealers Automatic Quotation System or any successor thereto.

      "Holder" means a Participant who has been granted an Option, a Stock Appreciation Right, a Restricted Stock Award, Phantom Stock Unit Award, Cash Incentive Award or a Performance Share Unit Award.

      "Incentive Stock Option" means an Option granted by the Committee to a Participant under the Plan which is designated by the Committee as an Incentive Stock Option pursuant to Section 422 of the Code.

      "Nonqualified Stock Option" means an Option granted by the Committee to a Participant under the Plan which is not designated by the Committee as an Incentive Stock Option.

      "Normal Termination" means termination:

            (i) At retirement pursuant to the Company retirement plan then in effect;

            (ii)  On account of Disability; or

            (iii) With the written approval of the Committee.

      "Option" means an Award granted under Section 7 of the Plan.

      "Participant" means an Eligible Person who has been selected to participate in the Plan and to receive an Award pursuant to Section 6.

      "Performance Goals" means the performance objectives of the Company during an Award Period established for the purpose of determining whether, and to what extent, Awards will be earned for an Award Period.

      "Performance Share Unit" means a hypothetical investment equivalent equal to one share of Stock granted in connection with an Award made under Section 9 of the Plan.

      "Phantom Stock Unit" means a hypothetical investment equivalent equal to one share of Stock granted in connection with an Award made under Section 10 of the Plan.

      "Plan" means the 1991 Long-Term Incentive Performance Plan of Employee Benefit Plans, Inc.

      "Restricted Period" means, with respect to any share of Restricted Stock, the period of time determined by the Committee during which such share of Restricted Stock is subject to the restrictions set forth in Section 10.

      "Restricted Stock" means shares of Common Stock issued or transferred to a Participant subject to the restrictions set forth in Section 10 and any new, additional or different securities a Participant may become entitled to receive as a result of adjustments made pursuant to Section 12.

      "Restricted Stock Award" means an Award granted under Section 10 of the Plan.

      "Stock" means the voting Common Stock of the Company.

      "Stock Appreciation Right" or "SAR" means an Award granted under Section 8 of the Plan.

      "Subsidiary" means any corporation of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

      "Valuation Date" means the last day of an Award Period or the date of death of a Participant, as applicable.

3.    EFFECTIVE DATE, DURATION AND SHAREHOLDER APPROVAL

      Subject to the approval of this Plan by the shareholders of the Company at a duly convened meeting of shareholders, the Nonqualified Stock Option provisions became effective December 13, 1990 and other Awards may be granted under the Plan effective August __, 1991 and thereafter, and no further Awards may be made after December 13, 2000.

      The Plan shall continue in effect until all matters relating to the payment of Awards and administration of the Plan have been settled.

4.    ADMINISTRATION

      The Committee shall administer the Plan. Each member of the Committee shall, at the time he takes any action with respect to the timing, pricing amount of or form of payment of an Award under the Plan to an officer or director of the Company, be a Disinterested Person. Two members of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present or acts approved in writing by a majority of the Committee shall be deemed the acts of the Committee.

      Subject to the provisions of the Plan, the Committee shall have exclusive power to:

            (a)   Select the Eligible Persons to participate in the Plan;

            (b) Determine the nature and extent of the Awards to be made to each Participant;

            (c)   Determine the time or times when Awards will be made;

            (d)   Determine the duration of each Award Period;

            (e) Determine the conditions to which the payment of Awards may be subject;

            (f)   Establish the Performance Goals for each Award Period;

            (g)   Prescribe the form or forms evidencing Awards; and

            (h) Cause records to be established in which shall be entered, from time to time as Awards are made to Participants, the date of each Award, the number of Incentive Stock Options, Nonqualified Stock Options, SARs, Phantom Stock Units, Performance Share Units, Cash Incentive Awards and shares of Restricted Stock awarded by the Committee to each Participant, the expiration date, the Award Period and the duration of any applicable Restricted Period.

      The Committee shall have the authority, subject to the provisions of the Plan, to establish, adopt, or revise such rules and regulations and to make all such determinations relating to the Plan as it may deem necessary or advisable for the administration of the Plan. The Committee's interpretation of the Plan or any Awards granted pursuant thereto and all decisions and determinations by the Committee with respect to the Plan shall be final, binding, and conclusive on all parties unless otherwise determined by the Board.

5. GRANT OF OPTIONS, STOCK APPRECIATION RIGHTS, RESTRICTED STOCK AWARDS, PHANTOM STOCK AWARDS AND PERFORMANCE SHARE UNITS: SHARES SUBJECT TO THE PLAN

      The Committee may, from time to time, grant Awards of Options, Stock Appreciation Rights, Restricted Stock, Phantom Stock Units and/or Performance Share Units to one or more Participants; provided however that:

            (a) Subject to Section 13, the aggregate number of shares of Stock made subject to Awards may be up to, but may not equal or exceed, at the time of grant of an Award ten percent (10%) of the then issued and outstanding shares of stock before giving effect to such Award; provided however the aggregate number of shares of Stock available for issuance pursuant to Incentive Stock Option Awards under this Plan shall not exceed 350,000.

            (b) Such shares shall be deemed to have been used in payment of Awards whether they are actually delivered or the Fair Market Value equivalent of such shares is paid in cash. In the event any Option, SAR not attached to an Option, Restricted Stock, Phantom Stock Unit or Performance Share Unit, shall be surrendered, terminate, expire, or be forfeited, the number of shares of Stock no longer subject thereto shall thereupon be released and shall thereafter be available for new Awards under the Plan; and

            (c) Stock delivered by the Company in settlement of Awards under the Plan may be authorized and unissued Stock or Stock held in the treasury of the Company or may be purchased on the open market or by private purchase at prices no higher than the Fair Market Value at the time of purchase.

6.    ELIGIBILITY

      Participants shall be limited to Eligible Person who have received written notification from the Committee or from a person designated by the Committee, that they have been selected to participate in the Plan. Only employees of the Company and its subsidiaries are eligible to receive grants of Incentive Stock Options.

7.    STOCK OPTIONS

      One or more Options can be granted to any Participant. As determined by the Committee, they may be Incentive Stock Options or Nonqualified Stock Options. Each Option so granted shall be subject to the following conditions.

      (a) Option Price. For Incentive Stock Options, the Option price ("Option Price") per share of Stock shall be set by the grant but shall not be less than Fair Market Value at the Date of Grant. For Nonqualified Stock Options, the Option Price may be less than Fair Market Value at the Date of Grant.

      (b) Manner of exercise and form of payment. Options which have become exercisable may be exercised by delivery of written notice of exercise to the Committee accompanied by payment of the Option Price. The Option Price shall be payable 1) by Holder in cash at the time of exercise, 2) by Holder in shares of Stock valued at the Fair Market Value at the time the Option is exercised,
3) a combination of 1) and 2), or 4) through a registered brokerage firm promptly after sale of a portion of the shares being purchased ("cashless exercise").

      (c) Other terms and conditions. If the Holder has not died or if a Normal Termination has not occurred, the Option shall become exercisable in such manner and within such period or periods ("Option Period"), not to exceed 10 years from its Date of Grant, as set forth in the Stock Option Agreement to be entered into in connection therewith.

            (i)   Each Option shall lapse in the following situations:

                  -Ten years after it is granted;

                  -Three months after Normal Termination, except as otherwise provided by the Committee; or

                  -Any earlier time set forth in the Stock Option Agreement.

            (ii) If the Holder's terminated employment is otherwise than by Normal Termination or death, the Option shall lapse at the time of termination.

            (iii) If the Holder dies within the Option Period or within 1 year after Normal Termination (or such other period as may have been established by the Committee), the Option shall lapse unless it is exercised within the Option Period and in no event later than 15 months after the date of Holder's death by the Holder's legal representative or representatives or by the person or persons entitled to do so under the Holder's last will and testament or, if the Holder shall fail to make testamentary disposition of such Option or shall die intestate, by the person entitled to receive said Option under the applicable laws of descent and distribution.

      (d) Stock Option Agreement. Each Option granted under the Plan shall be evidenced by a "Stock Option Agreement" between the Company and the Holder of the Option containing such provisions as may be determined by the Committee, but shall be subject to the following terms and conditions.

            (i) Each Option or portion thereof that is exercisable shall be exercisable for the full amount or for any part thereof, except as otherwise determined by the terms of the Stock Option Agreement.

            (ii) Each share of Stock purchased through the exercise of an Option shall be paid for in full at the time of the exercise in the manner set forth in (b) above. Each Option shall cease to be exercisable, as to any share of Stock, when the Holder purchases the share or exercises a related SAR or when the Option lapses.

            (iii) Options shall not be transferable by the Holder except by will or the laws of descent and distribution and shall be exercisable during the Holder's lifetime only by him.

            (iv) Each Option shall become exercisable by the Holder in accordance with the vesting schedule established by the Committee for the Award.

            (v) Each Stock Option Agreement may contain an agreement that, upon demand by the Committee for such a representation, the Holder shall deliver to the

      Committee at the time of any exercise of an Option a written representation that the shares to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof. Upon such demand, delivery of such representation prior to the delivery of any shares issued upon exercise of an Option shall be a condition precedent to the right of the Holder or such other person to purchase any shares. In the event certificates for Stock are delivered under the Plan with respect to which such investment representation has been obtained, the Committee may cause a legend or legends to be placed on such certificates to make appropriate reference to such representation and to restrict transfer in the absence of compliance with applicable federal or state securities laws.

      (e)   Grants to 10% holders of Company voting stock.  Notwithstanding
Section 7(a), if an Incentive Stock Option is granted to a Holder who owns stock representing more than ten percent of the voting power of all classes of stock of the Company or of the Company and its Subsidiaries, the period specified in the Stock Option Agreement for which the Option thereunder is granted and at the end of which such Option shall expire shall not exceed five years from the Date of Grant of such Option and the Option Price shall be at least 110 percent of the Fair Market Value (on the Date of Grant) of the Stock subject to the Option.

      (f) Limitation. The aggregate Fair Market Value (as determined as of the Date of Grant) of Stock for which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Subsidiaries) shall not exceed $100,000. Any options becoming exercisable for the first time in any calendar year in excess of the $100,000 limit shall be treated as Nonqualified Stock Options. Options shall be taken into account toward the $100,000 award limit in the order granted.

      (g) Voluntary Surrender. The Committee may permit the voluntary surrender of all or any portion of any Nonqualified Stock Option and its corresponding SAR, if any, granted under the Plan to be conditioned upon the granting to the Holder of a new Option for the same or a different number of shares as the Option surrendered or require such voluntary surrender as a condition precedent to a grant of a new Option to such Participant. Such new Option shall be exercisable at the Option Price, during the exercise period, and in accordance with any other terms or conditions specified by the Committee at the time the new Option is granted, all determined in accordance with the provisions of the Plan without regard to the Option Price, exercise period, or any other terms and conditions of the Nonqualified Stock Option surrendered.

      (h) Order of exercise. Options granted under the Plan may be exercised in any order, regardless of the Date of Grant or the existence of any other outstanding Option.

      (i) Notice of disposition. Participants shall give prompt notice to the Company of any disposition of Stock acquired upon exercise of an Incentive Stock Option if such disposition occurs within either two years after the Date of Grant of such Option and/or one year after the receipt of such Stock by the Holder.

8.    STOCK APPRECIATION RIGHTS

      Any Option granted under the Plan may include a SAR, either at the time of grant or by amendment except that in the case of an Incentive Stock Option, such SAR shall be granted only at the time of grant of the related Option. The Committee may also award to Participants SARs independent of any Option. A SAR shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose, including, but not limited to, the following:

      (a) Vesting. A SAR granted in connection with an Option shall become exercisable, be transferable and shall lapse according to the same vesting schedule, transferability and lapse rules that are established for the Option. A SAR granted independent of an Option shall become exercisable, be transferable and shall lapse in accordance with a vesting schedule, transferability and lapse rules established by the Committee.

      (b) Failure to exercise. If on the last day of the Option Period (or in the case of a SAR independent of an Option, the SAR period established by the Committee) the Fair Market Value of the Stock exceeds the Option Price, the Holder has not exercised the Option or SAR, and neither the Option nor the SAR has lapsed, such right shall be deemed to have been exercised by the Holder on such last day and the Company shall make the appropriate payment therefor.

      (c) Payment. The amount of additional compensation which may be received pursuant to the award of one SAR is the excess, if any, of the Fair Market Value of one share of Stock on the Appreciation Date over the Option Price, in the case of a SAR granted in connection with an Option, or the Fair Market Value of one share of Stock on the Date of Grant, in the case of a SAR granted independent of an Option. Unless a different form of payment is provided under the Award, the Company shall issue or transfer to the Participant shares of Stock with a Fair Market Value at such time equal to 100 percent of any such excess. Fractional shares shall be settled in cash. If the Award allows for an election by the Participant to receive cash in full or partial settlement for any SAR, for Participants subject to Section 16(b) of the Exchange Act, such election must be made in compliance with Rule 16b-3 under the Exchange Act.

      (d) Designation of Appreciation Date. A Participant may designate an Appreciation Date at such time or times as may be determined by the Committee at the time of grant by filing an irrevocable written notice with the Committee or its designee, specifying the number of SARs to which the Appreciation Date relates, and the date on which such SARs were awarded.

      (e) Expiration. Except as otherwise provided in the case of SARs granted in connection with Options, the SARs shall expire on a date designated by the Committee which is not later than ten years after the date on which the SAR was awarded.

9.    PERFORMANCE SHARE UNITS

      (a) Award grants. The Committee is authorized to establish Performance Share programs to be effective over designated Award Periods of not less than 1 year nor more than 10 years. At the beginning of each Award Period, the Committee will establish Performance Goals based upon financial objectives for the Company for such Award Period and a schedule relating the accomplishment of the Performance Goals to the Awards to be earned by Participants. Performance Goals may include absolute or relative growth in earnings per share or rate of return on stockholders' equity or other measurement of corporate performance and may be determined on an individual basis or by categories of Participants by the Committee as its discretion. The Committee may adjust Performance Goals or performance measurement standards as it deems equitable in recognition of extraordinary or non-recurring events experienced during an Award Period by the Company or by any other corporation whose performance is relevant to the determination of whether Performance Goals have been attained. The Committee shall determine the number of Performance Share Units to be awarded, if any, to each Participant who is selected to receive an Award. The Committee may add new Participants to a Performance Share program after its commencement by making pro rata grants.

      (b) Determination of Award. At the completion of a Performance Share program, or at other times as specified by the Committee, the Committee shall calculate the amount earned with respect to each Participant's Award by multiplying the Fair Market Value on the Valuation Date by the number of Performance Share Units granted to the Participant and multiplying the amount so determined by a performance factor representing the degree of attainment of the Performance Goals.

      (c) Partial Awards. A Participant for less than a full Award Period, whether by reason of commencement or termination of employment or otherwise, shall receive such portion of an Award, if any, for that Award Period as the Committee shall determine.

      (d) Payment of Non-deferred Awards. Unless otherwise provided in the letter or form evidencing the Award or unless deferred pursuant to Section 9(e), the amount earned with respect to an Award shall be payable 100% in shares of Stock based on the Stock's Fair Market Value on the Valuation Date; provided, however, that, at its discretion, the Committee may vary such form of payment as to any Participant upon the specific request of such Participant. The amount of any payment made in cash shall be based upon the Fair Market Value of the Performance Share Units. Except as provided in subparagraph 9(e), payments of Awards shall be made as soon as practicable after the completion of an Award Period.

      (e) Deferral of Payment. A Participant may file a written election with the Committee to defer the payment of any amount otherwise payable pursuant to subparagraph 9(d) on account of an Award to a period commencing at such future date, as specified in the election. Such election must be filed with the Committee no later than the last day of the first month of the Award Period during which the Award is earned, unless the Committee specifies later filing date.

      (f) Separate Accounts. At the conclusion of each Award Period, the Committee shall cause a separate account to be maintained in the name of each Participant with respect to whom all or a portion of an Award of Performance Share Units earned under the Plan has been deferred. All deferred amounts credited to such account shall be fully vested at all times.

      (g) Election of Form of Investment. Within 60 days from the end of each Award Period, and at such time or times, if any, as the Committee may permit, a Participant may file a written election with the Committee of the percentage of the deferred portion of any Award of Performance Share Units which is to be credited with interest and the percentage of such Award which is to be maintained as with Performance Share Units. In the event a Participant fails to file an election within the time prescribed, one hundred percent (100%) of the deferred portion of such Participant's Award shall be maintained as Units.

      (h) Interest Portion. The amount of interest credited with respect to the portion of an Award credited to the Participant's account which is deferred and credited with interest (the "Interest Portion") shall be equal to the amount such portion would have earned had it been credited with interest from the last day of the Award Period with respect to which the Award was made until the seventh business day preceding the date as of which payment is made, compounded annually, at the Company's average borrowing rate for each fiscal year that payment is deferred, or at such other rate as the Committee may from time to time determine.

      (i) Dividend Equivalents. Within thirty (30) days from the payment of a dividend by the Company on its Stock, the Performance Share Unit Portion of each Participant's account shall be credited with additional Performance Share Units the number of which shall be determined by (i) multiplying the dividend per share paid on the Company's Stock by the number of Performance Share Units credited to his account at the time such dividend was declared, then (ii) dividing such amount by the Fair Market Value on the payment date for such dividend.

      (j) Payment of Deferred Awards. Payment with respect to amounts credited to the account of a Participant shall be made in a series of installments over a period not to exceed ten (10) years as provided in the deferral election or the letter or form evidencing the Award. Except as otherwise provided by the Committee, each installment shall be withdrawn proportionately from the Interest Portion and from the Performance Share Unit Portion of a Participant's account based on the percentage of the Participant's account which he originally elected to be credited with interest and with Performance Share Units, or, if a later election has been permitted by the Committee and is then in effect, based on the percentage specified in such later election. Payments shall commence on the date specified by the Participant in his deferral election, unless the Committee in its sole discretion determines that payment shall be made over a shorter period or in more frequent installments, or commence on an earlier date, or any or all of the above. If a Participant dies prior to the date on which payment with respect to all amounts credited to his account shall have been completed, payment with respect to such amounts shall be made to the participant's beneficiary in a series of annual installments over a period of five (5) years, unless the Committee in its sole discretion determines that payment shall be made over a shorter period or in more frequent installments, or both. To the extent practicable, each installment payable hereunder shall approximate that part of the amount then credited to the Participant's or beneficiary's account which, if multiplied by the number of installments remaining to be paid would be equal to the entire amount then credited to the Participant's account.

      (k) Composition of Payment. Notwithstanding subparagraph (j), the Committee shall cause all payments with respect to deferred Awards to be made in a manner described in the letter or form authorizing the Award as the Committee shall determine in its sole discretion.

      (l) Adjustment of Performance Goals. The Committee may, during the Award Period, make such adjustments to Performance Goals as it may deem appropriate, to compensate for, or reflect, any significant changes that may have occurred during such Award Period in (i) applicable accounting rules or principles or changes in the Company's method of accounting or in that of any other corporation whose performance is relevant to the determination of whether an Award has been earned or (ii) tax laws or other laws or regulations that alter or affect the computation of the measures of Performance Goals used for the calculation of Awards.

10.   RESTRICTED STOCK AWARDS AND PHANTOM STOCK UNITS

      (a)   Award of Restricted Stock and Phantom Stock Units.

            (i) The Committee shall have the authority (1) to directly grant Restricted Stock and Phantom Stock Units Awards, (2) to issue or transfer Restricted Stock to Participants, and (3) to establish terms, conditions and restrictions applicable to such Restricted Stock and Phantom Stock Units, including the Restricted Period, which may differ with respect to each grantee, the time or times at which Restricted Stock or Phantom Stock Units shall be granted or become vested and the number of shares or units to be covered by each grant.

            (ii) The Holder of a Restricted Stock Award shall execute and deliver to the Secretary of the Company an agreement with respect to Restricted Stock satisfactory to the Committee and the appropriate blank stock powers with respect to the Restricted Stock covered by such agreements and shall pay to the Company, as the purchase price of the shares of Stock subject to such Award, the purchase price, if any, established by the Committee in its discretion and indicated in the Award within 60 days following the making of such Award. If a Participant shall fail to execute the agreement, stock powers or shall fail to pay such purchase price within such period, the Award shall be null and void. Subject to the restrictions set forth in Section 10(b), the Holder shall generally have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock. At the discretion of the Committee, cash and stock dividends with respect to the Restricted Stock may be either currently paid or withheld by the Company for the Holder's account, and interest may be paid on the amount of cash dividends withheld at a rate and subject to such terms as determined by the Committee. Cash or stock dividends so withheld by the Committee shall not be subject to forfeiture.

            (iii) In the case of a Restricted Stock Award, the Committee shall then cause stock certificates registered in the name of the Holder to be issued and held by the Secretary of the Company or an agent.

            (iv) In the case of a Phantom Stock Units Award, no shares of Common Stock shall be issued at the time the award is made, and the Company will not be required to set aside a fund for the payment of any such Award. The Committee shall, in its sole discretion, determine whether to credit to the account of, or to currently pay to, each Holder of an Award of Phantom Stock Units an amount equal to the cash dividends paid by the Company upon one share of Stock for each Phantom Stock Unit then credited to such Holder's account ("Dividend Equivalents"). Dividend Equivalents credited to Holder's account shall be subject to forfeiture and may bear interest at a rate and subject to such terms as determined by the Committee.

      (b)   Restrictions.

            (i) Restricted Stock awarded to a Participant shall be subject to the following restrictions until the expiration of the Restricted Period:
      (1) the Holder shall not be entitled to delivery of the stock certificate; (2) the shares shall be subject to the restrictions on transferability set forth in the Grant; (3) the shares shall be subject to forfeiture to the extent provided by the Committee in the Incentive Plan Agreement and, to the extent such shares are forfeited, the stock certificates shall be returned to the Company, and all rights of the Holder to such shares and as a shareholder shall terminate without further obligation on the part of the Company.

            (ii) Phantom Stock Units awarded to any Participant shall be subject to the following restrictions until the expiration of the Restricted Period: (1) the units shall be subject to forfeiture to the extent provided in subparagraph (d), and to the extent such units are forfeited, all rights of the Holder to such units shall terminate without further obligation on the part of the Company and (2) any other restrictions which the Committee may determine in advance are necessary or appropriate.

            (iii) The Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock and Phantom Stock Units whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date of the Restricted Stock Award or Phantom Stock Award, such action is appropriate.

      (c) Restricted Period. The Restricted Period of Restricted Stock and Phantom Stock Units shall commence on the Date of Grant and unless otherwise established by the Committee in the Incentive Plan Agreement, shall expire from time to time as to that part of the Restricted Stock and Phantom Stock Units in accordance with a schedule included in the letter or form evidencing the Award.

      (d) Delivery of Restricted Stock and Settlement of Phantom Stock Units. Upon the expiration of the Restricted Period with respect to any shares of Stock covered by a Restricted Stock Award, a stock certificate evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (to the nearest full share) shall be delivered without charge to the Holder, or his beneficiary, free of all restrictions under the Plan.

      Upon the expiration of the Restricted Period with respect to any Phantom Stock Units covered by a Phantom Stock Unit Award, the Company shall deliver to the Holder or his beneficiary without any charge one share of Stock for each Phantom Stock Unit which has not then been forfeited and with respect to which the Restricted Period has expired ("vested unit") and cash equal to any Dividend Equivalents credited with respect to each such vested unit and the interest thereon, if any; provided, however, that the Committee may, in its sole discretion, elect to pay cash or part cash and part Stock in lieu of delivering only Stock for vested units. If a cash payment is made in lieu of delivering Stock, the amount of such cash payment shall be equal to the Fair Market Value for the date on which the Restricted Period lapsed with respect to such vested unit.

      (e) Payment for Restricted Stock. Except as provided in subparagraph 10(a)(ii), a Holder shall not be required to make any payment for Stock received pursuant to a Restricted Stock Award.

      (f) SEC Restrictions. Unless the Restricted Stock has been otherwise registered with the SEC, each certificate representing Restricted Stock awarded under the Plan shall bear the following legend:

            "THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE WERE ISSUED PURSUANT TO THE EMPLOYEE BENEFIT PLANS, INC. 1991 LONG-TERM PERFORMANCE INCENTIVE PLAN. SUCH SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE LAW AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN COMPLIANCE THEREWITH."

      If the shares of Common Stock to be issued to a Participant have been registered under the Securities Act of 1933, as amended, but the Participant is subject to resale restrictions under Rule 144 under the Securities Act of 1933, as amended, the Company may place the following legend on stock certificates issued to the Participant:

            "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED TO AN AFFILIATE OF THE ISSUER AND THE RESALE OF SUCH SHARES IS SUBJECT TO CERTAIN RESTRICTIONS UNDER RULE 144 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR SUCH OTHER PROVISIONS APPLICABLE TO THE RESALE OF SECURITIES BY AFFILIATES."

Stop transfer orders shall be entered with the Company's transfer agent and registrar against the transfer of legended securities except in compliance with the Securities Act of 1933, as amended ("Act").

11.   CASH INCENTIVE AWARDS

      The Committee also may grant Cash Incentive Awards which vest and become payable only upon the attainment of pre-defined Performance Goals as determined by the Committee.

12.   GENERAL

      (a) Additional Provisions of an Award. The award of any benefit under the Plan may also be subject to such other provisions (whether or not applicable to the benefit awarded to any other Participant) as the Committee determines appropriate including, without limitation, provisions to assist the Participant in financing the purchase of Common Stock through the exercise of Options, provisions for the forfeiture of or restrictions on resale or other disposition of shares acquired under any form of benefit, provisions giving the Company the right to repurchase shares acquired under any form of benefit in the event the Participant elects to dispose of such shares, and provisions to comply with federal and state securities laws and federal and state income tax withholding requirements. In order to promote compliance with Section 16(b) of the Exchange Act, all grants of Awards payable in the form of stock or Awards considered "derivative securities" or other "equity securities" for purposes of the Exchange Act granted to Participants that are subject to the restrictions of Section 16(b) must include restrictions on sale, transfer or other disposition of such securities (unless otherwise exempted) for a period six (6) months after Date of Grant (or such other period as may be imposed under Section 16(b) or rules thereunder).

      (b) Privileges of stock ownership. Except as otherwise specifically provided in the Plan, no person shall be entitled to the privileges of stock ownership in respect of shares of Stock which are subject to Options or Restricted Stock Awards, Performance Share Unit Awards or Phantom Stock Unit Awards hereunder until such shares have been issued to that person upon exercise of an Option according to its terms or upon sale or grant of those shares in accordance with a Restricted Stock Award, Performance Share Unit Award or Phantom Stock Unit Award.

      (c) Government and other regulations. The obligation of the Company to make payment of Awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. The Company shall be under no obligation to register under the Act any of the shares of Stock paid under the Plan. If the shares paid under the Plan may in certain circumstances be exempt from registration under the Act, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

      (d) Tax withholding. Notwithstanding any other provision of the Plan, the Company or a Subsidiary, as appropriate, shall have the right to deduct from all Awards, to the extent paid in cash, all federal, state or local taxes as required by law to be withheld with respect to such Awards and, in the case of Awards paid in Stock, the Holder or other person receiving such Stock may be required to pay to the Company or a Subsidiary, as appropriate prior to delivery of such Stock, the amount of any such taxes which the Company or Subsidiary is required to withhold, if any, with respect to such Stock.
Subject in particular cases to the disapproval of the Committee, the Company may accept shares of Stock of equivalent Fair Market Value or may agree to withhold shares of stock payable under an Award of equivalent Fair Market Value in payment of such withholding tax obligations, provided however if the Holder is subject to Section 16(b) of the Exchange Act, such Holder must comply with Rule 16b-3(e).

      (e) Claim to Awards and employment rights. No employee or other person shall have any claim or right to be granted an Award under the Plan nor, having been selected for the grant of an Award, to be selected for a grant of any other Award. Neither this Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ of the Company or a Subsidiary.

      (f) Conditions. Each Participant to whom Awards are granted under the Plan shall be required to enter into an Incentive Plan Agreement in a form authorized by the Committee, including provisions that the Participant shall not disclose any trade or secret data or any other confidential information of the Company or any of its Subsidiaries acquired during the course of such Participant's employment.

      (g) Designation and change of beneficiary. Each Participant shall file with the Committee a written designation of one or more persons as the beneficiary who shall be entitled to receive the amounts payable with respect to an Award of Performance Share Units, Phantom Share Units or Restricted Stock, if any, due under the Plan upon his death. A Participant may, from time to time, revoke or change his beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant's death, and in no event shall it be effective as of a date prior to such receipt.

      (h) Payments to persons other than Participants. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative), may, if the Committee so directs the Company, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

      (i) No liability of Committee members. No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his behalf in his capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud or bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

      (j) Governing law. The Plan shall be governed by and construed in accordance with the internal laws of the State of Minnesota without reference to the principles of conflicts of law thereof.

      (k) Funding. Except as provided under Section 10, no provision of the Plan shall require the Company for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Holders shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

      (l) Nontransferability. A person's rights and interests under the Plan, including amounts payable, may not be sold, assigned, donated, or transferred or otherwise disposed of, mortgaged, pledged or encumbered except (unless limited in the form evidencing the Award), (i) in the event of a Holder's death, to a designated beneficiary to the extent permitted by the Plan, or in the absence of-such designation, by will or the laws of descent and distribution, or (ii) in the case of a transfer pursuant to a "qualified domestic relations order" as defined in the Code.

      (m) Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in relying, acting or failing to act, and shall not be liable for having so relied, acted or failed to act in good faith, upon any report made by the independent public accountant of the Company and its Subsidiaries and upon any other information furnished in connection with the Plan by any person or persons other than himself.

      (n) Relationship to other benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company or any Subsidiary except as otherwise specifically provided.

      (o) Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

      (p) Pronouns. Masculine pronouns and other words of masculine gender shall refer to both men and women.

      (q) Titles and headings. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

13.   CHANGES IN CAPITAL STRUCTURE

      Options, SARs, Restricted Stock Awards, Phantom Stock Unit Awards, Performance Share Unit Awards, and any agreements evidencing such Awards, and Performance Goals shall be subject to adjustment or substitution, as determined by the Committee in its sole discretion, as to the number, price or kind of a share of Stock or other consideration subject to such Awards or as otherwise determined by the Committee to be equitable (i) in the event of changes in the outstanding Stock or in the capital structure of the Company, or of any other corporation whose performance is relevant to the attainment of Performance Goals hereunder, by reason of stock dividends, stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the Date of Grant of any such Award or (ii) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, Participants in the Plan, or which otherwise warrants equitable adjustment because it interferes with the intended operation of the Plan. In addition, in the event of any such adjustments or substitution, the aggregate number of shares of Stock available under the Plan shall be appropriately adjusted by the Committee, whose determination shall be conclusive. Any adjustment in Incentive Stock Options under this Section 12 shall be made only to the extent not constituting a "modification" within the meaning of Section 425(h)(3) of the Code. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

14.   AWARDS MAY INCLUDE CHANGE IN CONTROL PROVISION

      (a) Unless otherwise provided in the discretion of the Committee and evidenced in the Award in the form indicated in b) below, the following shall apply in the event of a tender offer. In the event of the purchase of in excess of fifty percent (50%) of the Corporation's outstanding common stock pursuant to a tender offer approved by the Corporation's Board of Directors and made in accordance with the provisions of the Securities Exchange Act of 1934 (a "Tender"), all options granted hereunder and not yet exercised on the date of the close of such Tender shall automatically terminate on such date, and all options which are exercisable as of sale date must be exercised within thirty
(30) days after such date and shall automatically be converted into the right to receive in lieu of Common Stock an amount equal to the amount per share of Common Stock paid pursuant to the Tender. With respect to all other Awards any elections with respect to receipt of Common Stock, such election must be made within thirty (30) days after the sale date and shall automatically be converted into the right to receive in lieu of Common Stock, an amount equal to the amount per share of Common Stock paid pursuant to the Tender.

      (b) If the provisions of subp. (a) are modified by the Committee on an individual basis, any such Award must include the following provisions:

            (i) In the event of a Change in Control, notwithstanding any vesting schedule provided for hereunder or by the Committee with respect to an Award of Options, SARs, Phantom Stock Units or Restricted Stock, such Option or SAR shall become immediately exercisable with respect to 100 percent of the shares subject to such Option or SAR, and the Restricted Period shall expire immediately with respect to 100 percent of the Phantom Stock Units or shares of Restricted Stock subject to Restrictions.

            (ii) In the event of a Change in Control, all incomplete Award Periods in effect on the date the Change in Control occurs shall end on the date of such change, and the Committee shall, (1) determine the extent to which Performance Goals with respect to each such Award Period have been met based upon such audited or unaudited financial information then available as it deems relevant, (2) cause to be paid to each Participant partial or full Awards with respect to Performance Goals for each such Award Period based upon the Committee's determination of the degree of attainment of Performance Goals, and (3) cause all previously deferred Awards to be settled in full as soon as possible.

            (iii) The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company. The Company agrees that it will make appropriate provisions for the preservation of Participants' rights under the Plan in any agreement or plan which it may enter into or adopt to effect any such merger, consolidation, reorganization or transfer or assets.

15.   NONEXCLUSIVITY OF THE PLAN

      Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

16.   AMENDMENTS AND TERMINATION

      The Board may at any time terminate the Plan. With the express written consent of an individual participant, the Board may cancel or reduce or otherwise alter the outstanding Awards thereunder if, in its judgment, the tax, accounting, or other effects of the Plan or potential payouts thereunder would not be in the best interest of the Company. The Board may, at any time, or from time to time, amend or suspend and, if suspended, reinstate, the Plan in whole or in part, provided, however, that without further stockholder approval the Board shall not:

            (a) Increase the maximum number of shares of Stock which may be issued on exercise of Options, SARs, or pursuant to Restricted Stock Awards, Phantom Stock Unit Awards, or Performance Share Unit Awards, except as provided in Section 13;

            (b)   Change the maximum Option Price;

            (c)   Extend the maximum Option term; or

            (d)   Extend the termination date of the Plan.

               Amendment No. 1 to Employee Benefit Plans, Inc.
                  1991 Long-Term Incentive Performance Plan

                       (effective as of August 12, 1991)


      The last sentence of Section 10(a)(ii) of the Employee Benefit Plans, Inc. 1991 Long-Term Incentive Performance Plan (the "Plan") is hereby amended so that Section 10(a) of the Plan provides as follows:

10.   RESTRICTED STOCK AWARDS AND PHANTOM STOCK UNITS

      (a)   Award of Restricted Stock and Phantom Stock Units.

            (i) The Committee shall have the authority (1) to directly grant Restricted Stock and Phantom Stock Units Awards, (2) to issue or transfer Restricted Stock to Participants, and (3) to establish terms, conditions and restrictions applicable to such Restricted Stock and Phantom Stock Units, including the Restricted Period, which may differ with respect to each grantee, the time or times at which Restricted Stock or Phantom Stock Units shall be granted or become vested and the number of shares or units to be covered by each grant.

            (ii) The Holder of a Restricted Stock Award shall execute and deliver to the Secretary of the Company an agreement with respect to Restricted Stock satisfactory to the Committee and the appropriate blank stock powers with respect to the Restricted Stock covered by such agreements and shall pay to the Company, as the purchase price of the shares of Stock subject to such Award, the purchase price, if any, established by the Committee in its discretion and indicated in the Award within 60 days following the making of such Award. If a Participant shall fail to execute the agreement, stock powers or shall fail to pay such purchase price within such period, the Award shall be null and void. Subject to the restrictions set forth in Section 10(b), the Holder shall generally have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock. At the discretion of the Committee, cash and stock dividends with respect to the Restricted Stock may be either currently paid or withheld by the Company for the Holder's account, and interest may be paid on the amount of cash dividends withheld at a rate and subject to such terms as determined by the Committee. Cash or stock dividends so withheld by the Committee shall be subject to forfeiture at the discretion of the Committee.

            (iii) In the case of a Restricted Stock Award, the Committee shall then cause stock certificates registered in the name of the Holder to be issued and held by the Secretary of the Company or an agent.

            (iv) In the case of a Phantom Stock Units Award, no shares of Common Stock shall be issued at the time the award is made, and the Company will not be required to set aside a fund for the payment of any such Award. The Committee shall, in its sole discretion, determine whether to credit to the account of, or to currently pay to, each Holder of an Award of Phantom Stock Units an amount equal to the cash dividends paid by the Company upon one share of Stock for each Phantom Stock Unit then credited to such Holder's account ("Dividend Equivalents"). Dividend Equivalents credited to Holder's account shall be subject to forfeiture and may bear interest at a rate and subject to such terms as determined by the Committee.

                          EMPLOYEE BENEFIT PLANS, INC.

                             STOCK OPTION AGREEMENT
             PURSUANT TO 1991 LONG-TERM INCENTIVE PERFORMANCE PLAN


         This AGREEMENT is made effective as of the _____st day of ____________, 19____ by and between Employee Benefit Plans, Inc., a Delaware corporation (the "Company"), and the undersigned employee of the Company (or one of its subsidiaries) (the "Employee").


         Recitals

         1. The Company desires to afford the Employee an opportunity to purchase shares of its common stock, par value $.01 per share (the "Shares"), to carry out the purposes of its 1991 Long-Term Incentive Performance Plan, as amended (the "Plan"), a copy of which has been provided to Employee and the terms of which are incorporated by reference herein.

         2. Section 7(d) of the Plan provides that each option is to be evidenced by an Option Agreement, setting forth the terms and conditions of the Option.

         ACCORDINGLY, in consideration of the premises and of the mutual covenants and agreements contained herein, the Company and the Employee hereby agree as follows:

         1. Grant of Option. The Company hereby irrevocably grants to the Employee a Nonqualified Stock Option (the "Option") to purchase all or any part of an aggregate of (______) Shares on the terms and conditions hereinafter set forth.

         2. Purchase Price. The purchase price for the Shares covered by the Option (the "Purchase Price") shall be $_______ per Share.

         3.      Time and Manner of Exercise of Option.

                 (a) The Option shall be exercisable in the following annual installments commencing [one year from effective date]:

                                                       Percentage of
                                                      Shares Becoming                  Cumulative
                                                       Available for                   Percentage
                    One or After                         Exercise                       Available
                    ------------                     ----------------                  -----------
           [one year from effective date]              33.34%                           33.34%
          [two years from effective date]              33.33%                           66.67%
         [three years from effective date]             33.33%                            100%

                 (b) To the extent that the right to exercise the Option has accrued and is in effect, the Option may be exercised in full at one time or in part from time to time, by giving written notice, signed by the person or persons exercising the Option, to the Company, stating the number of Shares with respect to which the Option is being exercised, accompanied by payment in full of the Purchase Price for such Shares (or delivery of a notice from a registered brokerage firm advising that payment will be made by such firm to the Company under its "cashless exercise" procedures in accordance with the
Plan), which payment may be in whole or in part in shares of the common stock of the Company already owned by the person or persons exercising the Option with a fair market value equal to the exercise price; provided, however, that there shall be no such exercise at any one time as to fewer than ten (10) Shares or all of the remaining Shares then purchasable by the person or persons exercising the Option, if fewer than ten (10) Shares. Upon such exercise, delivery of a Certificate for Paid-up, non-assessable Shares shall be made at the Principal office of the Company to the Person or Persons exercising the Option at such time, during ordinary business hours, not more than thirty (30) days from the date of receipt of the notice by the Company, as shall be designated in such notice, or at such time, place and manner as may be agreed upon by the Company and the person or persons exercising the Option.

                 (c) The Company shall at all times during the term of the Option reserve and keep available such number of shares of its common stock as will be sufficient to satisfy the requirements of the Option and shall pay all original issue and transfer taxes (if any) with respect to the issue and transfer of Shares pursuant hereto, and all other fees and expenses necessarily incurred by the Company in connection therewith. The holder of this Option shall not have any of the rights of a stockholder of the Company with respect of the Shares until one or more Certificates for such Shares shall be delivered to the holder upon the due exercise of the Option.

         4.      Term of Option.

                 (a) The Option shall terminate ten (10) years from the date hereof, but shall be subject to earlier termination as hereinafter provided.

                 (b) Except as otherwise provided in this Section 4, in the event that the Employee ceases to be an employee of the Company or one of its subsidiaries, the Option may be exercised, to the extent then exercisable under Section 3(a) hereof, within three (3) months after the date the Employee ceases to be an employee of the Company or one of its subsidiaries, but shall thereafter terminate.

                 (c) If such termination of employment is because of dismissal for cause or because the Employee is in breach of any employment agreement, the Option will terminate on the date the Employee ceases to be an employee of the Company or one of its subsidiaries.

                 (d) If such termination of employment is because the Employee has died or becomes permanently disabled within the meaning of Section 105(b)(4) of the Internal

Revenue Code of 1986 (the "Code"), the Option may be exercised prior to the expiration of (i) six (6) months from the date the Employee ceases to be an employee or (ii) ten (10) years from the date hereof, whichever occurs first.

                 (e) Subject to Section 4(c) above, in the event of termination of employment, the Option shall be exercisable only to the extent that the right to Purchase the Shares under the Option has accrued and is in effect at the date of such cessation of employment, unless such cessation is because the Employee has become disabled, in which case the Option may be exercised to the full number of Shares covered hereby.

                 (f) In the event of the death of the Employee, the Option shall be exercisable only to the extent that the right to Purchase the Shares under the Option has accrued and may be exercised by the estate of the Employee, or by any person or persons who acquired the right to exercise the Option by bequest or inheritance or by reason of the death of the Employee.

         5. Nontransferability. The right of the Employee to exercise the Option shall not be assignable or transferable by the Employee other than by will or the laws of descent and distribution, and the Option may be exercised during the lifetime of the Employee only by them or by their guardian or legal representative. The Option shall be null and void and without effect upon the bankruptcy of the Employee or upon any attempted assignment or transfer, except as provided herein, including without limitations any purported assignment (whether voluntary or by operation of law), pledge, hypothecation or other disposition, attachment, trustee process or similar process, whether legal or equitable, upon the Option.

         6. Investment Representation; Delay in Issuance of Shares. Notwithstanding the provisions of Section 3 hereof, the Company may delay the issuance of Shares covered by the exercise of the Option and the delivery of a certificate for such shares until (i) Employee executes a written declaration that the Shares issued to them pursuant to such exercise of the Option are for their own account as an investment and not with a view to, or for resale in connection with, the distribution of any such Shares, and that he or she will make no transfer of the same except in compliance with the 1933 Act and the rules and regulations promulgated thereunder and then in effect or (ii) such time as the Company elects to make a public release of material "inside information" concerning the Company (as such term is customarily used under federal securities laws), if the Company reasonably believes, at its discretion, that the holder of the Option possesses such information or the exercise of the Option would create an obligation to disclose publicly such information.

         7. Adjustments. In the event that the outstanding shares of the common stock of the Company are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares, or dividends payable in capital stock (other than for a change in control as described in Section 8 hereof), appropriate adjustment shall be made in the number and kind of shares as to which the Option, or portion thereof then unexercised, shall be exercisable, to the end that the proportionate interest of the Employee shall be maintained as before the occurrence of such event; such adjustment in the Option shall be made without change in the total price applicable to the unexercised portion of the Option and with a corresponding adjustment in the Purchase Price per Share. No such adjustment shall be made which shall, within the meaning of any applicable sections of the Code, constitute a modification, extension or renewal of the Option or grant of additional benefits to the Employee.

         8. Tender Offers. In the event of the purchase of in excess of fifty percent (50%) of the Company's outstanding common stock pursuant to a tender offer approved by the Company's Board of Directors and made in accordance with the provisions of the Securities Exchange Act of 1934, as amended (a "Tender"), all options granted hereunder and not yet exercised on the date of the close of such Tender shall automatically terminate on such date, and all Options which are exercisable as of sale date must be exercised within thirty (30) days after such date and shall automatically be converted into the right to receive in lieu of Common Stock an amount equal to the amount per share of Common Stock paid pursuant to the Tender.

         9. Liquidation. Upon dissolution or liquidation of the Company, the Option shall terminate, but the Employee (if at such time in the employ of or otherwise associated with the Company or any of its subsidiaries) shall have the right, immediately prior to such dissolution or liquidation, to exercise the Option to the extent then exercisable.

         10. Fractional Shares. No fraction of a share will be purchasable or deliverable upon the exercise of the Option, but in the event any adjustment hereunder of the number of Shares covered by the Option shall cause such number to include a fraction of a share, such fraction shall be adjusted to the nearest smaller whole number of shares.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first appearing above.

                                        EMPLOYEE BENEFIT PLANS, INC.


                                        By:_____________________________________
                                            William E. Sagan
                                            President & Chief Executive Officer



                                        EMPLOYEE


                                        ________________________________________
                                        [name of employee]
                                        SS# ____________________________________